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                                                                      EXHIBIT 11


                           WESTERN DIGITAL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                  THREE-MONTH PERIOD ENDED
                                                              -------------------------------
                                                               SEPT. 28,            SEPT. 27,
                                                                    1996                 1997
                                                              ----------           ----------
PRIMARY

     Net income....................................           $   32,878           $   62,707
                                                              ==========           ==========

     Weighted average number of common
     shares outstanding during the period..........               87,488               86,742

     Incremental common shares attributable
     to outstanding options and ESPP
     contributions.................................                5,116                6,871
                                                              ----------           ----------

         Total shares..............................               92,604               93,613
                                                              ==========           ==========

     Net income per share..........................           $      .36           $      .67
                                                              ==========           ==========

FULLY DILUTED

     Net income....................................           $   32,878           $   62,707
                                                              ==========           ==========

     Weighted average number of common
     shares outstanding during the period..........               87,488               86,742

     Incremental common shares attributable
     to outstanding options and ESPP
     contributions.................................                6,160                7,218
                                                              ----------           ----------

         Total shares..............................               93,648               93,960
                                                              ==========           ==========

     Net income per share..........................           $      .35           $      .67
                                                              ==========           ==========
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